SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2000

MOTO PHOTO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11927 (Commission File No.)	31-1080650 (I.R.S. Employer Identification No.)
4444 Lake Center Drive, Dayton, Ohio 45426 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (937) 854-6686
Former name or former address, if changed since last report: Not applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On July 12, 2000, the Registrant retained the firm of Arthur Andersen LLP (Cincinnati, Ohio office) as independent public accountants for the examination of its financial statements for the fiscal year ending December 31, 2000.

(b) During the last two most recent fiscal years and through the date of engagement of Arthur Andersen LLP, the Registrant did not consult Arthur Andersen LLP on either the application of accounting principles to a completed or proposed specific transaction or on the type of audit opinion that might be rendered on the Registrant's financial statements or any other matter described in Item 304(a)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTO PHOTO, INC.

By:_/s/________________________________

Date: July 17, 2000 David A. Mason, Executive Vice President